Exhibit 99.2

Piedmont Operating Partnership, LP

Exchange Offer

to holders of its

3.40% Senior Notes due 2023

NOTICE OF GUARANTEED DELIVERY

As set forth in (i) the Prospectus, dated                     , 2013 (the “Prospectus”), of Piedmont Operating Partnership, LP (the “Issuer”) and Piedmont Office Realty Trust, Inc. (the “Guarantor”) under “The Exchange Offer — Guaranteed Delivery Procedures” and (ii) the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by the Issuer and the Guarantor to exchange new 3.40% Senior Notes due 2023 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 3.40% Senior Notes due 2023 (the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantor if: (i) certificates for the Old Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the expiration date (as defined in the Prospectus) or the procedures for book-entry transfer cannot be completed prior to the expiration date. Such form may be delivered by facsimile transmission, mail or hand to the Exchange Agent.

To: U.S. Bank National Association (the “Exchange Agent”)

By Facsimile (for Eligible Institutions Only):

(651) 466-7372

Attn: Corporate Trust Services / Specialized Finance

Confirm by Telephone:

(800) 934-6802

By Mail, Hand or Courier:

U.S. Bank National Association, as exchange agent

60 Livingston Avenue

Saint Paul, Minnesota 55107

Attn: Corporate Trust Services / Specialized Finance

Delivery of this instrument to an address other than as set forth above, or transmittal of this instrument to a facsimile number other than as set forth above does not constitute a valid delivery.

Notwithstanding anything contained in this Notice of Guaranteed Delivery or in the related Letter of Transmittal, tenders can only be made through ATOP by DTC participants and Letters of Transmittal must be delivered unless an Agent’s Message is transmitted in lieu thereof.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer and the Guarantor, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and the Letter of Transmittal.

All the authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

Principal Amount of Old Notes
Tendered:

Certificate Nos. (if available):

Total Principal Amount Represented
by Old Notes Certificate(s):

Account Number:

Name(s) in which Old Notes Registered:

Date:

Sign Here
Signature(s):

Please Print the Following Information

Name(s):

Address(es):

Area Code and Tel. No(s).:

Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

GUARANTEE

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized signature medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Program (MSP), or any other “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or agent’s message in lieu thereof and any other required documents, within three New York Stock Exchange trading days after the expiration date.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:

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